EXHIBIT 5.1

Jessica M. Lockett, Partner

26632 Towne Centre Dr., Ste. 300

 Foothill Ranch, California 92610

 E:  JLockett@LHlawPC.com

P: 949.540.6540

September 15, 2023

Nexscient, Inc.

2029 Century Park East, Suite 400

Los Angeles, CA 90067

Ladies and Gentlemen:

You have requested our opinion as counsel to Nexscient, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-___) (the “Registration Statement”). The Registration Statement relates to the offering of 4,000,000 of the Company’s common shares, par value $0.001 (the “Offering Shares”) and the resale of an aggregate of 7,682,980 of the Company’s common shares, par value $0.001, by selling shareholders (the “Resale Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Offering Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents, and the accuracy and completeness of the corporate records made available to us by the Company. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing and in reliance thereon, it is our opinion that the Offering Shares of the Company are duly authorized and will, upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be legally issued, fully paid and non-assessable. In addition, it is our opinion that the Resale Shares have been duly authorized and are duly and validly issued, fully paid and non-assessable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

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This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinions expressed herein are limited to the laws of the State of Delaware, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the State of California and our opinions herein assume the laws of the State of Delaware as applied here are the same as in those jurisdictions. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the related rules and regulations of the SEC promulgated thereunder. . This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Regards,

/s/ Lockett + Horwitz
LOCKETT + HORWITZ
A Professional Law Corporation

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